UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 7, 2008

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Officer

On February 7, 2008, Dollar Thrifty Automotive Group, Inc. (the “Company”) issued a press release announcing that John J. Foley has been promoted to Senior Executive Vice President and Chief Operating Officer effective January 14, 2008. Mr. Foley, age 52, has been a Senior Executive Vice President with the Company since October 2003 and prior to this election served in several management positions with DTG Operations, Inc. (formerly known as Dollar Rent A Car Systems, Inc.), a subsidiary of the Company. In connection with his promotion, Mr. Foley received an increased grant of performance share units and stock options with a targeted value of $200,000.

Departure of Officer

On February 7, 2008, the Company issued a press release announcing the retirement of Steven B. Hildebrand, Senior Executive Vice President, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer.

A copy of the press release is attached hereto as Exhibit 99.44.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.44	Press release announcing executive changes issued by Dollar Thrifty Automotive Group, Inc. on February 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

February 7, 2008	By:	/s/ STEVEN B. HILDEBRAND
Steven B. Hildebrand
Senior Executive Vice President, Chief Financial
Officer, Principal Financial Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.44	Press release announcing executive changes issued by Dollar Thrifty Automotive Group, Inc. on February 7, 2008

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